Exhibit 99.1
News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9973	(925) 226-9028
investor.relations@bhnetwork.com	teri.llach@bhnetwork.com

Blackhawk Announces Third Quarter 2017 Financial Results

Pleasanton, California, October 11, 2017— Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) today announced financial results for the third quarter ended September 9, 2017.

$ in millions except per share amounts	Q3'17	Q3'16	% Change
(unaudited)
Operating Revenues	$419.3	$361.6	16%
Net Income (Loss)	$(7.8)	$(5.1)	(52)%
Diluted Earnings (Loss) Per Share	$(0.14)	$(0.09)	(56)%

Non-GAAP Measures (see Table 2)

$ in millions except per share amounts	Q3'17	Q3'16	% Change
(unaudited)
Adjusted Operating Revenues	$208.3	$168.9	23%
Adjusted EBITDA	$31.0	$26.5	17%
Adjusted Net Income	$10.2	$7.8	31%
Adjusted Diluted EPS	$0.18	$0.14	29%

CEO and president Talbott Roche commented, "The Company's third quarter 2017 earnings were in line with expectations on slightly softer revenues due to a shortfall in our Cardpool exchange business. We saw strong top line growth in our international and incentives businesses. In addition, U.S. retail transaction dollar volume (TDV) increased 13% related to the launch of Target as a distribution partner, strong growth in digital channels and the rebound from the EMV(1) impact on open loop products in 2016. Post-EMV open loop sales are on forecast and we expect to finish the year as originally planned. Volume from the Target account continues to ramp and we're currently rolling out larger, upgraded fixtures at 1,800 Target stores in time for the holiday season. We also remain focused on margin expansion initiatives and are forecasting Adjusted EBITDA margin expansion of approximately 60 to 100 basis points for full year 2017."

The Company is providing updated guidance for the fourth quarter and full year of 2017 (see "2017 Guidance" below).

Roche added, "We have recently seen increasing competitive pressures in some retail markets and believe this will result in lower growth in our U.S. retail physical channels going forward. The good news is we have continued to see excellent growth in digital channels, recently added Cashstar to expand into first party gift card markets and are increasingly diversified with solid growth in incentives and international."

Assets Held for Sale:

Today the Company announced its decision to move the Cardpool gift card exchange business into an "asset held for sale" classification. Cardpool is excluded from revised fourth quarter and full year 2017 Non-GAAP guidance and information on historical Cardpool revenues and earnings will be provided with the earnings call materials.

The Company previously announced its intention to sell the Grass Roots Meetings & Events business, which contributed $7.0 million of operating revenues, $1.0 million of pre-tax income and $1.1 million of adjusted EBITDA during the third quarter of 2017. For the first three quarters of 2017, Grass Roots Meetings & Events contributed $43.0 million of operating revenues, $1.0 million of pre-tax income and $1.5 million of adjusted EBITDA.

GAAP financial results for the third quarter of 2017 compared to the third quarter of 2016

•
Operating revenues totaled $419.3 million, an increase of 16% from $361.6 million for the quarter ended September 10, 2016. This increase was due to a 9% increase in commissions and fees driven primarily by international growth, including the addition of Grass Roots which was acquired during the fourth quarter of 2016, and growth in U.S. retail physical and digital gift card TDV; a 47% increase in program and other fees primarily due to international growth including the acquisition of Grass Roots, higher U.S. retail physical and digital TDV and growth in the incentives segment; a 29.3% increase in product sales due to higher incentives and rewards sales, partially offset by a 20.0% decrease in marketing revenues across both the U.S. retail and international segments and a revenue decline at Cardpool.

•
Net loss totaled $7.8 million compared to net loss of $5.1 million for the quarter ended September 10, 2016. The year-over-year decline was driven primarily by a $9 million non-cash goodwill impairment charge related to Cardpool, higher non-cash acquisition-related expenses and increased interest expense.

•	Net loss per diluted share was $0.14 compared to a net loss per diluted share of $0.09 for the quarter ended September 10, 2016. Diluted shares outstanding increased 1.9% to 56.7 million.

Non-GAAP financial results for the third quarter of 2017 compared to the third quarter of 2016 (see Table 2 for Reconciliation of Non-GAAP Measures)

•
Adjusted operating revenues totaled $208.3 million, a 23% increase from $168.9 million for the quarter ended September 10, 2016. The increase was primarily in international due to strong organic revenue growth in each region, coupled with the addition of Grass Roots and growth in the incentives loyalty business, partially offset by a decline in Cardpool adjusted operating revenues. Excluding Cardpool, U.S. retail adjusted operating revenues grew 9%.

•
Adjusted EBITDA totaled $31.0 million, an increase of 17% from $26.5 million for the quarter ended September 10, 2016. Excluding Grass Roots Meetings and Events, total Company adjusted EBITDA grew 12% primarily due to strong growth in international, partially offset by a decline at Cardpool and a decline in the incentives rebate volume.

•
Adjusted net income totaled $10.2 million, an increase of 31% from $7.8 million for the quarter ended September 10, 2016. The increase was driven primarily by a lower effective tax rate on adjusted income before taxes which was 11.1% for the third quarter 2017 compared to 20.1% for the comparable 2016 period. The lower rate was related to the release of tax reserves established prior to the Safeway spin-off of Blackhawk Network due to the expiration of the statutory audit period.

•
Adjusted diluted EPS was $0.18, an increase of 29% from $0.14 for the quarter ended September 10, 2016. Grass Roots Meetings and Events represented $0.01 of adjusted diluted EPS during the third quarter of 2017.

(1) Reference to “EMV impact” refers to our estimates of the impact on our revenues and earnings of measures taken by some U.S. retail distribution partners related to their delay in implementing the new secure payment card requirements from Europay, Mastercard and Visa (“EMV” mandate). The failure to implement EMV in their point of sale systems by October 2015 transferred the liability for fraudulent credit card payments from card issuers to the retailers. In order to limit chargebacks related to fraudulent credit cards used to purchase certain prepaid products in their stores, some of our distribution partners began taking measures in late January 2016 to limit or control the sale of high value prepaid cards and, in particular, open loop products. While the type of restrictive measures varied by distribution partner, the following types of restrictions were in place during 2016: establishment of limits on using credit cards to purchase gift cards, a move to cash or debit only for purchases of certain gift cards and removal of high denomination open loop products from store shelves.
2017 Guidance

GAAP guidance includes the Cardpool gift card exchange and Grass Roots Meetings & Events businesses. Non-GAAP guidance excludes the Cardpool gift card exchange and Grass Roots Meetings & Events businesses which are assets held for sale. Compared to the GAAP guidance provided on July 19, 2017, the range provided in the table below is lower due to slower sales trends at Cardpool, the Cardpool goodwill impairment charge recorded in the third quarter of 2017, net revenue accounting treatment at Grass Roots (which lowers reported revenues but has no earnings impact) and the mix of incentives businesses. Compared to the Non-GAAP guidance provided on July 19, 2017, the revenue range provided in the tables below is lower due to the exclusion of Cardpool and net revenue accounting treatment at Grass Roots (which lowers reported revenues but has no earnings impact). While the Adjusted EBITDA and Adjusted Net Income ranges are not changed, the Company now believes it will finish its 2017 fiscal year slightly below the midpoint of Adjusted EBITDA range and near the high end of the range for Adjusted Net Income and Adjusted EPS.

Further details regarding the Company’s guidance, including a breakdown of guidance for the fourth fiscal quarter 2017, will be provided on the October 11, 2017 earnings call.

Annual GAAP Guidance

$ in millions except per share amounts	2017 Guidance	2016 Actual	% Change

Operating Revenues	$2,169 to $2,262	$1,900	14% to 19%
Net Income	$20 to $24	$5	304% to 383%
Diluted EPS	$0.35 to $0.42	$0.08	332% to 417%

Annual Non-GAAP Guidance (excludes Cardpool and Grass Roots Meetings & Events)

$ in millions except per share amounts	2017 Guidance	2016 Actual	% Change

Adjusted Operating Revenues	$940 to $981	$800	18% to 23%
Adjusted EBITDA	$225 to $250	$189	19% to 33%
Adjusted Net Income	$91 to $100	$82	11% to 22%
Adjusted Diluted EPS	$1.56 to $1.70	$1.43	9% to 19%

Reduction in income taxes payable	$58	$58	—
Reduction in income taxes payable per share (diluted)	$0.98	$1.02	(3)%

The Company's revised 2017 annual free cash flow projection is in the range of $125 million to $140 million.

The guidance above does not account for the impact of any future acquisitions, dispositions, partnerships or similar transactions, any changes to the Company’s existing capital structure or business model or any adverse outcome to any litigation or government investigation, and any such developments could have an impact on the Company’s guidance. Also see “Forward-Looking Statements” below.

Conference Call/Webcast

On Wednesday, October 11, 2017 at 2:00 p.m. PDT / 5:00 p.m. EDT, the Company will host a conference call and webcast presentation to discuss third quarter 2017 financial results and fourth quarter 2017 guidance. A copy of the webcast presentation slides will be posted to the presentations tab of the Company’s investor relations website at approximately 1:30 p.m. PDT on October 11, 2017. Hosting the call will be Talbott Roche, Chief Executive Officer and president; Jerry Ulrich, Chief Financial & Administrative Officer; and Bill Tauscher, Executive Chairman. Participants may access the live webcast by visiting the Company’s investor relations website at ir.blackhawknetwork.com. An audio replay of the webcast will be available on the Company’s investor relations website until Friday, November 3, 2017.

About Blackhawk Network

Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) is a global financial technology company and a leader in connecting brands and people through branded value solutions. Blackhawk platforms and solutions enable the management of stored value products, promotions and incentive programs in retail, ecommerce, financial services and mobile wallets. Blackhawk's Hawk Commerce division offers technology solutions to businesses and direct to consumers. The Hawk Incentives division offers enterprise, SMB and reseller partners an array of platforms and branded value products to incent and reward consumers, employees and sales channels. Headquartered in Pleasanton, Calif., Blackhawk operates in 26 countries. For more information, please visit blackhawknetwork.com, hawkcommerce.com, hawkincentives.com or our product websites giftcards.com, giftcardmall.com, cardpool.com, giftcardlab.com, omnicard.com and CashStar.com.

Non-GAAP Financial Measures
Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share measures are prepared and presented to eliminate the effect of items from EBITDA, Net income and Diluted earnings per share that the Company does not consider indicative of its core operating performance within the period presented. Adjusted operating revenues are prepared and presented to offset the distribution commissions paid and other compensation to distribution partners and business clients. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Adjusted operating revenues. Adjusted operating revenues, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted diluted earnings per share may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these measures in the same manner as Blackhawk. Investors are encouraged to evaluate our adjustments and the reasons we consider them appropriate.
The Company believes Adjusted operating revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted diluted earnings per share, Reduction in income taxes payable and Adjusted free cash flow are useful to evaluate the Company's operating performance for the following reasons:

•	adjusting operating revenues for distribution commissions paid and other compensation to retail distribution partners and business clients is useful to understanding the Company's operating margin;

•	adjusting operating revenues for marketing revenue, which has offsetting marketing expense, is useful for understanding the Company's operating margin;

•
EBITDA and Adjusted EBITDA are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
Adjusted EBITDA margin provides a measure of operating efficiency based on Adjusted operating revenues and without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
in a business combination, a company records an adjustment to reduce the carrying values of deferred revenue and deferred expenses to their fair values and reduces the company’s revenues and expenses from what it would have recorded otherwise, and as such the Company does not believe is indicative of its core operating performance;

•
non-cash equity grants made to employees and distribution partners at a certain price and point in time do not necessarily reflect how the Company's business is performing at any particular time and the related expenses are not key measures of the Company's core operating performance;

•
the net gain on the transaction to transition our program-managed GPR business to another program manager, the gain on the sale of our member interest in Visa Europe and other non-recurring gains / (losses) related to our acquisitions is not reflective of our core operating performance;

•	asset impairment charges related to the write-down of technology assets as part of our post-acquisition integration efforts are not key measures of the Company's core operating performance;

•	non-cash goodwill impairment charges related to our Cardpool business is not an indicator of the Company's core operating performance;

•
intangible asset amortization expenses can vary substantially from company to company and from period to period depending upon the applicable financing and accounting methods, the fair value and average expected life of the acquired intangible assets, the capital structure and the method by which the intangible assets were acquired and, as such, the Company does not believe that these adjustments are reflective of its core operating performance;

•
non-cash fair value adjustments to contingent business acquisition liability do not directly reflect how the Company is performing at any particular time and the related expense adjustment amounts are not key measures of the Company's core operating performance;

•
reduction in income taxes payable from the step-up in tax basis of our assets resulting from the Section 336(e) election due to our Spin-Off and the Safeway Merger and reduction in income taxes payable from amortization of goodwill and other intangibles or utilization of net operating loss carryforwards from business acquisitions represent significant tax savings that are useful for understanding the Company's overall operating results;

•
reduction in income taxes payable resulting from the tax deductibility of stock-based compensation is useful for understanding the Company's overall operating results. The Company generally realizes these tax deductions when restricted stock vest, an option is exercised, and, in the case of warrants, after the warrant is exercised but amortized over remaining service period, and such timing differs from the GAAP treatment of expense recognition; and

•
Adjusted free cash flow - the Company receives funds from consumers or business clients for prepaid products that the Company issues or holds on their behalf prior to the issuance of prepaid products. The Company views this cash flow as temporary and not indicative of the cash flows generated by its operating activities, and therefore excludes it from calculations of Adjusted free cash flow. Adjusted free cash flow provides information regarding the cash that the Company generates without the fluctuations resulting from the timing of cash inflows and outflows from these settlement activities, which is useful to understanding the Company's business and its ability to fund capital expenditures and repay amounts borrowed under its term loan. The Company also may use Adjusted free cash flow for, among other things, making investment decisions and managing its capital structure.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to grow adjusted operating revenues and adjusted net income as anticipated; our ability to grow at historic rates or at all; the consequences should we lose one or more of our top distribution partners, fail to maintain or renew existing relationships with our distribution partners on the same or similar economic terms or fail to attract new distribution partners to our network or if the financial performance of our distribution partners’ businesses decline; our reliance on our content providers; the demand for their products and our exclusivity arrangements with them; our reliance on relationships with card issuing banks; the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services; changes in consumer behavior away from our distribution partners or our products resulting from limits or controls implemented by our distribution partners during their transition to EMV compliance; our ability to successfully integrate our acquisitions; our ability to generate adequate taxable income to enable us to fully utilize the tax benefits referred to in this release; changes in applicable tax law that preclude us from fully utilizing the tax benefits referred to in this release; the requirement that we comply with applicable laws and regulations, including increasingly stringent anti-money laundering rules and regulations; and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the fiscal quarter ended on September 9, 2017 which is expected to be filed prior to or on October 19, 2017 and other subsequent periodic reports we file with the SEC. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands, except per share amounts) (Unaudited)

	12 weeks ended		36 weeks ended
	September 9, 2017	September 10, 2016	September 9, 2017	September 10, 2016
OPERATING REVENUES:
Commissions and fees	$269,737	$248,138	$807,576	$750,693
Program and other fees	95,592	64,857	304,416	207,718
Marketing	14,348	17,943	53,454	52,098
Product sales	39,582	30,622	124,195	108,719
Total operating revenues	419,259	361,560	1,289,641	1,119,228
OPERATING EXPENSES:
Partner distribution expense	196,633	178,363	577,634	541,749
Processing and services	93,877	75,818	303,829	226,634
Sales and marketing	58,711	52,327	199,218	166,176
Costs of products sold	37,148	29,122	117,882	103,163
General and administrative	24,122	21,773	78,710	67,827
Transition and acquisition	665	2,574	2,021	4,160
Amortization of acquisition intangibles	13,904	10,376	40,577	35,533
Change in fair value of contingent consideration	(2,100)	1,300	(5,097)	2,100
Goodwill impairment	9,000	—	9,000	—
Total operating expenses	431,960	371,653	1,323,774	1,147,342
OPERATING INCOME (LOSS)	(12,701)	(10,093)	(34,133)	(28,114)
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	631	2,360	2,134	3,258
Interest expense	(7,374)	(5,684)	(21,368)	(13,868)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	(19,444)	(13,417)	(53,367)	(38,724)
INCOME TAX EXPENSE (BENEFIT)	(11,858)	(8,357)	(26,224)	(18,884)
NET INCOME (LOSS) BEFORE ALLOCATION TO NON-CONTROLLING INTERESTS	(7,586)	(5,060)	(27,143)	(19,840)
Loss (income) attributable to non-controlling interests, net of tax	(180)	(42)	(460)	(152)
NET INCOME (LOSS) ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$(7,766)	$(5,102)	$(27,603)	$(19,992)
EARNINGS (LOSS) PER SHARE:
Basic	$(0.14)	$(0.09)	$(0.49)	$(0.36)
Diluted	$(0.14)	$(0.09)	$(0.49)	$(0.36)
Weighted average shares outstanding—basic	56,709	55,668	56,355	55,851
Weighted average shares outstanding—diluted	56,709	55,668	56,355	55,851

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	September 9, 2017	December 31, 2016	September 10, 2016
ASSETS
Current assets:
Cash and cash equivalents	$304,904	$1,008,125	$300,349
Restricted cash	66,509	10,793	2,500
Settlement receivables, net	429,494	641,691	275,471
Accounts receivable, net	226,126	262,672	199,552
Other current assets	191,691	131,375	123,919
Total current assets	1,218,724	2,054,656	901,791
Property, equipment and technology, net	180,554	172,381	168,865
Intangible assets, net	418,046	350,185	293,034
Goodwill	656,266	570,398	508,607
Deferred income taxes	351,760	362,302	352,683
Other assets	86,610	85,856	69,039
TOTAL ASSETS	$2,911,960	$3,595,778	$2,294,019
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$646,160	$1,626,827	$522,133
Consumer and customer deposits	267,642	173,344	115,085
Accounts payable and accrued operating expenses	142,029	153,885	103,920
Deferred revenue	151,425	150,582	113,867
Note payable, current portion	9,890	9,856	9,846
Notes payable to Safeway	4,201	3,163	3,239
Bank line of credit	115,000	—	—
Other current liabilities	74,804	51,176	48,630
Total current liabilities	1,411,151	2,168,833	916,720
Deferred income taxes	30,516	27,887	19,930
Note payable	178,048	137,984	137,848
Convertible notes payable	437,769	429,026	425,833
Other liabilities	26,644	39,653	25,429
Total liabilities	2,084,128	2,803,383	1,525,760
Stockholders’ equity:
Preferred stock	—	—	—
Common stock	57	56	55
Additional paid-in capital	638,008	608,568	594,739
Accumulated other comprehensive loss	(14,934)	(48,877)	(34,398)
Retained earnings	200,484	228,451	203,791
Total Blackhawk Network Holdings, Inc. equity	823,615	788,198	764,187
Non-controlling interests	4,217	4,197	4,072
Total stockholders’ equity	827,832	792,395	768,259
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,911,960	$3,595,778	$2,294,019

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	36 weeks ended		52 weeks ended
	September 9, 2017	September 10, 2016	September 9, 2017	September 10, 2016
OPERATING ACTIVITIES:
Net income (loss) before allocation to non-controlling interests	$(27,143)	$(19,840)	$(2,265)	$22,037
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property, equipment and technology	37,518	33,096	52,801	46,314
Goodwill impairment	9,000	—	9,000	—
Amortization of intangibles	44,416	38,988	67,473	49,720
Amortization of deferred program and contract costs	21,706	18,805	31,916	27,764
Amortization of deferred financing costs and debt discount	9,546	2,984	13,068	3,420
Loss on property, equipment and technology disposal/write-down	660	2,758	7,740	3,758
Employee stock-based compensation expense	24,560	24,865	32,287	35,139
Change in fair value of contingent consideration	(5,097)	2,100	(5,097)	2,100
Deferred income taxes	—	—	(8,899)	16,439
Other	(3,388)	38	1,667	854
Changes in operating assets and liabilities:
Settlement receivables	233,441	359,398	(119,881)	(27,221)
Settlement payables	(1,003,220)	(1,091,151)	107,838	46,692
Accounts receivable, current and long-term	35,179	44,585	(22,418)	(9,013)
Other current assets	16,807	3,940	(1,024)	7,292
Other assets	(12,172)	(9,299)	(27,563)	(19,737)
Consumer and customer deposits	12,330	13,963	12,139	(9,299)
Accounts payable and accrued operating expenses	(17,426)	(28,775)	(3,486)	(22,068)
Deferred revenue	4,948	2,703	35,607	25,171
Other current and long-term liabilities	5,334	(24,912)	8,539	(12,420)
Income taxes, net	(28,276)	(13,883)	(5,851)	(1,000)
Net cash (used in) provided by operating activities	(641,277)	(639,637)	183,591	185,942
INVESTING ACTIVITIES:
Expenditures for property, equipment and technology	(43,484)	(33,522)	(62,294)	(48,950)
Business acquisitions, net of cash acquired	(170,773)	(144,284)	(247,094)	(181,371)
Investments in unconsolidated entities	(5,801)	(3,901)	(12,441)	(9,778)
Change in restricted cash	2,500	689	(5,880)	40,543
Other	(3,245)	4,000	(5,837)	4,463
Net cash (used in) provided by investing activities	(220,803)	(177,018)	(333,546)	(195,093)

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) (In thousands) (Unaudited)

	36 weeks ended		52 weeks ended
	September 9, 2017	September 10, 2016	September 9, 2017	September 10, 2016
FINANCING ACTIVITIES:
Payments for acquisition liability	(5,503)	—	(5,503)	—
Repayment of debt assumed in business acquisitions	(8,585)	(8,964)	(8,585)	(8,964)
Proceeds from issuance of note payable	50,000	250,000	50,000	250,000
Repayment of note payable	(10,000)	(463,750)	(10,000)	(463,750)
Payments of financing costs	(1,025)	(15,926)	(1,643)	(17,265)
Borrowings under revolving bank line of credit	1,771,381	1,959,749	2,797,122	2,897,195
Repayments on revolving bank line of credit	(1,656,381)	(1,959,749)	(2,682,122)	(2,997,195)
Repayment on notes payable to Safeway	(254)	(890)	(254)	(8,855)
Proceeds from issuance of common stock from exercise of employee stock options and employee stock purchase plans	13,286	4,491	19,097	10,253
Other stock-based compensation related	(10,157)	(2,135)	(10,306)	(3,189)
Repurchase of common stock	—	(34,845)	2	(34,845)
Proceeds from convertible debt	—	500,000	—	500,000
Payments for note hedges	—	(75,750)	—	(75,750)
Proceeds from warrants	—	47,000	—	47,000
Other	—	(155)	(1)	(155)
Net cash (used in) provided by financing activities	142,762	199,076	147,807	94,480
Effect of exchange rate changes on cash and cash equivalents	16,097	3,352	6,703	298
Increase (decrease) in cash and cash equivalents	(703,221)	(614,227)	4,555	85,627
Cash and cash equivalents—beginning of period	1,008,125	914,576	300,349	214,722
Cash and cash equivalents—end of period	$304,904	$300,349	$304,904	$300,349

NONCASH FINANCING AND INVESTING ACTIVITIES:
Forgiveness of notes receivable and accrued interest as part of business acquisition	$—	$—	$5,445	$—
Financing of business acquisition with contingent consideration	$1,640	$20,100	$3,192	$20,100

BLACKHAWK NETWORK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION
(Tables 1, 2 & 3 in thousands except percentages and per share amounts)
(Unaudited)
TABLE 1: OTHER OPERATIONAL DATA

	12 weeks ended		36 weeks ended
	September 9, 2017	September 10, 2016	September 9, 2017	September 10, 2016
Prepaid and processing revenues	$365,329	$312,995	$1,111,992	$958,411
Partner distribution expense as a % of prepaid and processing revenues	53.8%	57.0%	51.9%	56.5%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	12 weeks ended		36 weeks ended
	September 9, 2017	September 10, 2016	September 9, 2017	September 10, 2016
Prepaid and processing revenues:
Commissions and fees	$269,737	$248,138	$807,576	$750,693
Program and other fees	95,592	64,857	304,416	207,718
Total prepaid and processing revenues	$365,329	$312,995	$1,111,992	$958,411
Adjusted operating revenues:
Total operating revenues	$419,259	$361,560	$1,289,641	$1,119,228
Revenue adjustment from purchase accounting	965	3,666	4,454	11,875
Marketing and other pass-through revenues	(15,336)	(17,943)	(59,969)	(52,098)
Partner distribution expense	(196,633)	(178,363)	(577,634)	(541,749)
Adjusted operating revenues	$208,255	$168,920	$656,492	$537,256
Adjusted EBITDA:
Net income (loss) before allocation to non-controlling interests	$(7,586)	$(5,060)	$(27,143)	$(19,840)
Interest and other (income) expense, net	(631)	(2,360)	(2,134)	(3,258)
Interest expense	7,374	5,684	21,368	13,868
Income tax expense (benefit)	(11,858)	(8,357)	(26,224)	(18,884)
Depreciation and amortization	27,754	22,941	81,934	72,084
EBITDA	15,053	12,848	47,801	43,970
Adjustments to EBITDA:
Employee stock-based compensation	8,109	8,293	24,560	24,865
Acquisition-related employee compensation expense	(14)	420	548	620
Revenue adjustment from purchase accounting, net	905	3,665	4,209	11,114
Other (gains)/losses, net	—	—	—	(754)
Change in fair value of contingent consideration	(2,100)	1,300	(5,097)	2,100
Goodwill impairment	9,000	—	9,000	—
Adjusted EBITDA	$30,953	$26,526	$81,021	$81,915
Adjusted EBITDA margin:
Total operating revenues	419,259	361,560	1,289,641	1,119,228
Operating income (loss)	(12,701)	(10,093)	(34,133)	(28,114)
Operating margin	(3.0)%	(2.8)%	(2.6)%	(2.5)%
Adjusted operating revenues	$208,255	$168,920	$656,492	$537,256
Adjusted EBITDA	$30,953	$26,526	$81,021	$81,915
Adjusted EBITDA margin	14.9%	15.7%	12.3%	15.2%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES (continued)

	12 weeks ended		36 weeks ended
	September 9, 2017	September 10, 2016	September 9, 2017	September 10, 2016
Adjusted net income:
Income (loss) before income tax expense	$(19,444)	$(13,417)	$(53,367)	$(38,724)
Employee stock-based compensation	8,109	8,293	24,560	24,865
Acquisition-related employee compensation expense	(14)	420	548	620
Revenue adjustment from purchase accounting, net	905	3,665	4,209	11,114
Other (gains)/losses, net	—	(1,944)	—	(2,698)
Change in fair value of contingent consideration	(2,100)	1,300	(5,097)	2,100
Amortization of intangibles	15,256	11,529	44,416	38,988
Goodwill impairment	9,000	—	9,000	—
Adjusted income before income tax expense	$11,712	$9,846	$24,269	$36,265
Income tax expense (benefit)	(11,858)	(8,357)	(26,224)	(18,884)
Tax expense on adjustments	13,162	10,336	31,698	30,105
Adjusted income tax expense	1,304	1,979	5,474	11,221
Adjusted net income before allocation to non-controlling interests	10,408	7,867	18,795	25,044
Net loss (income) attributable to non-controlling interests, net of tax	(180)	(42)	(460)	(152)
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$10,228	$7,825	$18,335	$24,892
Adjusted diluted earnings per share:
Net income (loss) attributable to Blackhawk Network Holdings, Inc.	$(7,766)	$(5,102)	$(27,603)	$(19,992)
Distributed and undistributed earnings allocated to participating securities	—	—	—	(15)
Net income (loss) available for common shareholders	$(7,766)	$(5,102)	$(27,603)	$(20,007)
Diluted weighted average shares outstanding	56,709	55,668	56,355	55,851
Diluted earnings (loss) per share	$(0.14)	$(0.09)	$(0.49)	$(0.36)
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$10,228	$7,825	$18,335	$24,892
Adjusted distributed and undistributed earnings allocated to participating securities	—	(7)	—	(44)
Adjusted net income available for common shareholders	$10,228	$7,818	$18,335	$24,848
Diluted weighted-average shares outstanding	56,709	55,668	56,355	55,851
Increase in common share equivalents	1,590	1,304	1,665	1,496
Adjusted diluted weighted-average shares outstanding	58,299	56,972	58,020	57,347
Adjusted diluted earnings per share	$0.18	$0.14	$0.32	$0.43
Reduction in income taxes payable:
Reduction in income taxes payable resulting from amortization of spin-off tax basis step-up	$6,597	$6,580	$19,791	$19,767
Reduction in cash taxes payable from amortization of acquisition intangibles and utilization of acquired NOLs	1,667	4,428	6,405	12,606
Reduction in cash taxes payable from deductible stock-based compensation and convertible debt	3,294	2,491	16,936	11,403
Reduction in income taxes payable	$11,558	$13,499	$43,132	$43,776
Adjusted diluted weighted average shares outstanding	58,299	56,972	58,020	57,347
Reduction in income taxes payable per share	$0.20	$0.24	$0.74	$0.76

TABLE 3: RECONCILIATION OF GAAP CASH FLOW TO ADJUSTED FREE CASH FLOW

	52 weeks ended
	September 9, 2017	September 10, 2016
Net cash flow provided by operating activities	$183,591	$185,942
Changes in settlement payables and consumer and customer deposits, net of settlement receivables	(96)	(10,172)
Benefit from settlement timing	18,863	18,859
Adjust for: Safeway cash tax payment reimbursed (refunded)	(254)	(8,855)
Adjusted net cash flow provided by operating activities	202,104	185,774
Expenditures for property, equipment and technology	(62,294)	(48,950)
Adjusted free cash flow	$139,810	$136,824
Reconciliation of Adjusted EBITDA to Adjusted free cash flow
Adjusted EBITDA	$188,306	$189,481
Less: Expenditures for property, equipment and technology	(62,294)	(48,950)
Less: Interest paid	(18,077)	(13,881)
Less: Cash taxes (paid) refunded	(3,563)	2,958
Less: Revenue adjustment from purchase price accounting, net	(8,719)	(15,581)
Change in working capital and other	25,294	3,938
Benefit from settlement timing	18,863	18,859
Adjusted free cash flow	$139,810	$136,824

TABLE 4: FULL YEAR 2017 GUIDANCE - RECONCILIATION OF NON-GAAP MEASURES

(In millions except per share amounts)
Adjusted operating revenues:	Low	High
Total operating revenues	$2,169	$2,262
Partner distribution expense	(1,023)	(1,059)
Marketing and other pass-through revenues	(90)	(106)
Cardpool, Grass Roots M&E Revenues	(116)	(116)
Adjusted operating revenues	$940	$981

Adjusted EBITDA:
Net income before allocation to non-controlling interests	$20	$24
Add back: Net loss from Cardpool and Grass Roots M&E	9	9
Interest (income) expense and other (income) expense, net	30	35
Income tax expense	9	14
Depreciation and amortization	119	124
EBITDA	187	206
Adjustments to EBITDA:
Employee stock-based compensation	33	39
Other adjustments	5	5
Adjusted EBITDA	$225	$250

Adjusted net income:
Income before income tax expense	$27	$37
Add back: Cardpool, Grass Roots M&E adjusted loss before income tax expense	5	5
Employee stock-based compensation	33	39
Amortization of intangibles	62	62
Other	-	-
Adjusted income before income tax expense	127	143

Income tax expense	9	14
Tax expense on adjustments	27	29
Adjusted income tax expense	36	43
Adjusted net income	$91	$100

Adjusted diluted earnings per share:
Diluted earnings per share	$0.35	$0.42
Add back: Cardpool, Grass Roots M&E loss per diluted share	0.06	0.06
Employee stock-based compensation	0.39	0.41
Amortization of intangibles	0.74	0.76
Other	0.02	0.05
Adjusted diluted earnings per share	$1.56	$1.70